U.S. SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549




                                    FORM 8-K


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                       SECURITIES AND EXCHANGE ACT OF 1934

        DATE OF REPORT ( DATE OF EARLIEST EVENT REPORTED ) MARCH 27, 1997

                             TRIANGLE BANCORP, INC.


          NORTH CAROLINA                                   0-21346                             56-1764546
(STATE OR OTHER JURISDICTION OF INCORPORATION)     (COMMISSION FILE NUMBER)          (IRS EMPLOYER IDENTIFICATION NO.)

4300 GLENWOOD AVENUE, RALEIGH, NORTH CAROLINA                                                     27612
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                                                       (ZIP CODE)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE                                           (919) 881-0455
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Item 5.  Other Information


On March 27, 1997 Triangle Bancorp, Inc. ("Triangle") announced the signing of a
Letter of Intent with Bank of Mecklenburg, Charlotte, North Carolina whereby
Bank of Mecklenburg will be acquired by and operated as a subsidiary of Triangle. The transaction is subject to the receipt of shareholder and regulatory approvals as well as the satisfaction of various other conditions.

Pursuant to the terms of the Letter of Intent, Triangle will exchange 1.00 share of its common stock for each share of Bank of Mecklenburg's common stock issued and outstanding. It is contemplated the transaction will be accounted for as a pooling of interests and the stock exchange will qualify as tax free reorganization. As of December 31, 1996, Bank of Mecklenburg had $270 million in assets.


Item 7.  Exhibits


10(a)    Letter of Intent

10(b)    Press Release



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                                   SIGNATURES



Pursuant to the requirements of the Securities and Exchange Act of 1934, Triangle Bancorp, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                 TRIANGLE BANCORP, INC.
                                                      (Registrant)




Date     March 31, 1997                 By:  /s/ Debra L. Lee
                                        Chief Financial Officer



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Exhibit Index
                                                              Page

10(a)    Letter of Intent                                       5

10(b)    Press Release                                         10






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